SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

      On behalf of the Board of Directors of Arbitron Inc., I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Ritz-Carlton Central Park, 50 Central Park South, New York, New York, on Monday, May 17, 2004, at 1:00 PM local time.

      The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow include information about the proposals recommended by Arbitron’s Board of Directors to elect nine (9) individuals to serve as directors of Arbitron and to amend the Arbitron Inc. 1999 Stock Incentive Plan.

      Our Board of Directors believes that a favorable vote for each of these proposals at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote: FOR the election of each of the director nominees; and FOR the amendment and restatement of the Arbitron Inc. 1999 Stock Incentive Plan. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

      It is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting.

      We look forward to seeing you at the meeting.

Sincerely,

STEPHEN B. MORRIS
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2004

Date:	Monday, May 17, 2004

Time:	1:00 PM local time

Place:	Ritz-Carlton Central Park, 50 Central Park South, New York, New York 10019

Purpose:	1. To elect nine (9) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.
2. To approve the amendment and restatement of the Arbitron Inc. 1999 Stock Incentive Plan.
3. To transact such other business as may properly come before the meeting.

Record Date:	April 2, 2004

      Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. The Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about April 9, 2004.

      It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement. We appreciate your cooperation.

By Order of the Board of Directors

Dolores L. Cody
Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

April 9, 2004

ARBITRON INC.

142 West 57th Street
New York, New York 10019
April 9, 2004

PROXY STATEMENT

       We will begin mailing this proxy statement to our stockholders on or about April 9, 2004.

      We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2004 annual meeting of stockholders to be held on Monday, May 17, 2004, at 1:00 PM local time at the Ritz-Carlton Central Park, 50 Central Park South, New York, New York 10019.

Who Can Vote

      If you held any of our common stock at the close of business on April 2, 2004, the record date for the annual meeting, you are entitled to receive notice of and to vote at our 2004 annual meeting. On that date, there were 30,890,965 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. common stock certificates in connection with the spin-off of Ceridian Corporation and Arbitron Inc. on March 30, 2001, will not be eligible to vote at the meeting.

Quorum

      The presence of a majority of the outstanding shares of our common stock entitled to vote, present in person or by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “withhold authority” and shares represented by a proxy as to which there is a “broker nonvote” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a broker holding common stock for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

      Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

      The nine director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions.

Voting by Participants in Arbitron Benefit Plans

      If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

      If you hold your shares in your own name as a holder of record, you can simplify your voting by voting via the Internet or calling the toll-free number listed on the enclosed proxy card. Internet and telephone voting information is provided on the proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. If instead you choose to vote by mail, please mark the proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposals by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the position of the Board of Directors on each such proposal in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote on the election of directors or the amendments to the 1999 Stock Incentive Plan, the proxy representing your common stock will be voted in favor of the proposed director nominees and the amended and restated 1999 Stock Incentive Plan.

      If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

Other Business

      No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

      It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

      If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Explanatory Note Regarding Ceridian Corporation

      Arbitron Inc. was formerly known as Ceridian Corporation (“Ceridian”). Prior to the close of trading on March 30, 2001, Ceridian was a publicly traded company, the principal lines of business of which were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the media information business.

      On March 30, 2001, Ceridian completed a reverse spin-off, which we refer to as the “spin-off.” In connection with the spin-off, the assets and liabilities associated with the human resource service businesses and Comdata subsidiaries were transferred to a newly formed company named “New Ceridian.” The media information business stayed with Ceridian. Ceridian then distributed the stock of New Ceridian to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation. Because of the relative significance of the businesses transferred to New Ceridian, New Ceridian was considered the accounting successor to Ceridian for financial reporting purposes.

      There is certain information that is required to be disclosed in proxy statements that generally relates to a company’s three prior years, such as information relating to executive compensation. Because the spin-off occurred on March 30, 2001, some of this information technically would apply to Ceridian rather than Arbitron. Therefore, in some cases where information about Arbitron does not exist (e.g., executive compensation), we have used information about Ceridian.

      You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS

(Proposal 1)

      Our business is managed under the direction of the Board of Directors. The current term of office of all of the Company’s directors expires at the 2004 annual meeting. On February 23, 2004, the Board of Directors duly adopted a resolution to increase the size of the Board of Directors from eight directors to nine directors, effective as of the date of the annual meeting. Our Board of Directors has renominated all eight of the directors presently serving on the Board to serve as directors for a one-year term until the 2005 annual meeting of stockholders. In addition, our Board of Directors has nominated and recommended Alan W. Aldworth for election to serve as a director for a one-year term until the 2005 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

      The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than nine people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2005 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

      The following is biographical information concerning the nine nominees for election as directors of Arbitron:

Nominees for Election of Directors

Alan W. Aldworth, age 49

•	A director nominee

•	President and Chief Executive Officer of ProQuest Company, a publisher of information solutions for the education, automotive and outdoor power markets, since January 2003

•	President and Chief Operating Officer of ProQuest Company from January 2002 to December 31, 2002

•	Senior Vice President and Chief Financial Officer of ProQuest Company from October 2000 to December 31, 2001

•	Director of ProQuest since May 2001

•	General Manager of Tribune Education Company, a division of the Tribune Company, a media and entertainment company, from 1999 to 2000; senior financial management and general management positions at the Tribune Company from 1982 to September 2000

Erica Farber, age 51

•	Director of Arbitron since March 30, 2001

•	Publisher and Chief Executive Officer of Radio and Records, Inc., a publisher and information service provider to the radio industry since 1996

•	Chief Operating Officer of Radio and Records, Inc. from 1994 to 1996

•	Chairperson for the National Board of Governors for the March of Dimes A.I.R. Awards since 1997; a director of Broadcast Foundation since 1997; and a director of Broadcast Educational Association since 2004

Kenneth F. Gorman, age 64

•	Director of Arbitron since March 30, 2001

•	Principal and Co-Owner of Apollo Partners LLC, a venture capital firm, since 1987

•	A director of Doane Agricultural Service, a multimedia provider of information, advice and business solutions to agriculture; Chairman of IDC (International Data Corporation), a service company in the entertainment/media industry; a director and a member of the Audit Committee of the Tennis Channel, a cable network; and a director of American Ireland Fund, a not-for-profit charity promoting peace in Ireland

Philip Guarascio, age 62

•	Director of Arbitron since March 30, 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing from July 1994 to May 2000

•	A director and nonexecutive Chairman of AdSpace, an Internet company that provides advertising space for a variety of advertising venues; a director of IAG, Inc., an independent advisers group; a marketing adviser for the National Football League; a consultant to IPG and William Morris Talent Agency; and a director of Papa John’s International Inc., the third-largest pizza company in America

Larry E. Kittelberger, age 55

•	Director of Arbitron since March 30, 2001

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc., a diversified technology and manufacturing company, since August 2001

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

•	A director and member of the Audit Committee of Commonwealth Industries, Inc., a manufacturer of common alloy aluminum sheet from recycled aluminum and aluminum and nonmetallic wiring products

Stephen B. Morris, age 60

•	Director of Arbitron since March 30, 2001

•	President and Chief Executive Officer of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

•	A director of the John B. Stetson Company, a privately held company and the licensor of the Stetson trademark; a director of The Advertising Research Foundation, a not-for-profit professional organization for advertising, marketing and media research; a director of the New York Theatre

Workshop, a not-for-profit off-Broadway theatre; and a director of the Parsons Dance Company, a not-for-profit dance company located in New York City

Luis G. Nogales, age 60

•	Director of Arbitron since March 30, 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director of KB Home, one of America’s largest homebuilders; a director of Edison International, an international electric power generator, distributor and structured finance provider; and a director of Kaufman & Broad, SA, France, a home and office development company

Lawrence Perlman, age 66

•	Director of Arbitron since March 30, 2001

•	Chairman and Acting Chief Executive Officer of Xiotech Corporation, a data networking company, from August 2001 to February 2002

•	Consultant to Ceridian Corporation from May 2000 to December 2000

•	Chairman of Ceridian Corporation from November 1992 to April 2000

•	Chief Executive Officer of Ceridian Corporation from 1990 to December 1999

•	Co-Chairman of Seagate Technology, a designer, manufacturer and marketer of rigid disc drives, from 1988 to 2000

•	A director and a member of the Audit Committee of Carlson Companies, Inc., a global leader in corporate solutions and consumer services in the marketing, travel and hospitality industries; and a director of The Valspar Corporation, a paint and coatings company

Richard A. Post, age 45

•	Director of Arbitron since March 30, 2001

•	Private Investor since January 2003

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U.S. West Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U.S. West, Inc. from June 1996 to December 1996

•	Vice President, Corporate Development of U.S. West Media from January 1996 to June 1996

•	President, U.S. West Capital Assets from July 1993 to June 1998

•	A director and Chairman of the Audit Committee of Autobytel, Inc., an automotive services company utilizing the Internet to provide automotive research information and help dealers sell cars

Independence of Directors

      The Board of Directors has evaluated the status of each director and has affirmatively determined that Ms. Farber and Messrs. Aldworth, Gorman, Guarascio, Kittelberger, Nogales, Perlman and Post are “independent,” as such term is defined in the New York Stock Exchange’s listing standards. Mr. Morris is not independent as he is an employee of the Company.

      Pursuant to our corporate governance policies and guidelines and the New York Stock Exchange listing standards, in order for a director to be deemed to be independent, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). After broadly considering all facts and circumstances, the Board of Directors determined that Ms. Farber and Messrs. Aldworth, Gorman, Guarascio, Kittelberger, Nogales, Perlman and Post have no known relationship (material or otherwise) with the Company.

Nonmanagement Directors

      Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board of Directors will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Lawrence Perlman, the Chairman of our Board of Directors, will preside at such executive sessions. If the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange’s listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

      Interested third parties may communicate with the Board of Directors by communicating directly with the Chairman of the Board of Directors by e-mailing correspondence directly to the Chairman at nonmanagementdirectors@arbitron.com. The Chairman will decide what action should be taken with respect to the communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

      The Board of Directors held five meetings in 2003, including by telephone conference, and acted by unanimous written consent one time in 2003. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served held during the period that they served on the Board of Directors or such committees. In addition, directors are expected to attend the annual meetings of stockholders. Last year, seven of our eight directors attended the annual meeting of stockholders.

Committees of the Board of Directors

      The Board of Directors maintains five standing committees:

•	Executive

•	Audit

•	Compensation and Human Resources

•	Nominating and Board Governance

•	Technology Strategy

      Membership on the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Board Governance Committee is limited to directors who are “independent” of Arbitron as that term is defined in the New York Stock Exchange’s listing standards and as affirmatively determined by the Board of Directors.

Executive Committee

      The following directors currently serve on the Executive Committee:

Lawrence Perlman, Chair

Kenneth F. Gorman
Stephen B. Morris

      The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee will be reported to, and ratified by, the Board of Directors. The Executive Committee did not meet in 2003.

Audit Committee

      The following directors currently serve on the Audit Committee:

Kenneth F. Gorman, Chair

Larry E. Kittelberger
Richard A. Post

      Each member of the Audit Committee qualifies as an “independent” director under, and meets the experience and financial expertise requirements of, the current listing standards of the New York Stock Exchange. The Board of Directors has determined that Kenneth F. Gorman and Richard A. Post are “audit committee financial experts” as defined by the Securities and Exchange Commission. The principal purposes of the Audit Committee are to:

•	assist the Board of Directors in the oversight of:

—	the integrity of Arbitron’s financial statements;

—	Arbitron’s compliance with legal and regulatory requirements;

—	the qualification, independence and performance of Arbitron’s independent auditors; and

—	the performance of Arbitron’s internal audit function; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. A copy of the Audit Committee’s charter is also available on our Web site at www.arbitron.com. The Audit Committee held 11 meetings in 2003, including by telephone conference.

Compensation and Human Resources Committee

      The following directors currently serve on the Compensation and Human Resources Committee:

Erica Farber, Chair

Philip Guarascio
Luis G. Nogales

      Each member of the Compensation and Human Resources Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The principal purposes of the Compensation and Human Resources Committee are to have direct responsibility to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO compensation and incentive and equity-based compensation plans; and

•	produce an annual report on executive compensation as required by the Securities and Exchange Commission to be included in the annual proxy statement.

      The Board of Directors has adopted a written charter for the Compensation and Human Resources Committee, a copy of which is available on our Web site at www.arbitron.com. The Compensation and Human Resources Committee held four meetings in 2003.

Nominating and Board Governance Committee

      The following directors currently serve on the Nominating and Board Governance Committee:

Lawrence Perlman, Chair

Erica Farber
Kenneth F. Gorman
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales
Richard A. Post

      Each member of the Nominating and Board Governance Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The principal purposes of the Nominating and Board Governance Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating and Board Governance Committee from time to time, individuals who are qualified to serve as directors;

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders;

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

      The Nominating and Board Governance Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director will be selected on the basis of strength of character; ability to exercise independent thought, practical wisdom and mature judgment; ability to make independent analytical inquiries; willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and reputation, both personal and professional, consistent with the image and reputation of Arbitron. In addition to the aforementioned minimum qualifications, the Nominating and Board Governance Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange’s listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

      The Nominating and Board Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Board Governance Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating and Board Governance Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates. Once director candidates have been identified, the Nominating and Board Governance Committee will then evaluate these candidates in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate.

      The Nominating and Board Governance Committee will consider candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year.

      After completing the identification and evaluation process described above, the Nominating and Board Governance Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

      The Nominating and Board Governance Committee retained a third-party executive search firm to identify a qualified director candidate to fill the additional seat on the Board of Directors created upon the increase in the size of Board of Directors. After performing research, this firm identified several candidates, including Alan Aldworth, and the Board of Directors selected Mr. Aldworth from amongst the qualified director candidates identified by the search firm.

      The Board of Directors has adopted a written charter for the Nominating and Board Governance Committee, a copy of which is available on our Web site at www.arbitron.com. The Nominating and Board Governance Committee met four times in 2003.

Technology Strategy Committee

      The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair

Stephen B. Morris
Luis G. Nogales
Richard A. Post

      The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

      The Technology Strategy Committee met four times in 2003.

Director Compensation

      Each director who is not also an employee of Arbitron or its subsidiaries is paid an annual retainer fee of $30,000, which is paid in quarterly installments. Nonemployee chairs of the Audit Committee, Compensation and Human Resources Committee and Technology Strategy Committee are paid a supplemental annual cash payment of $5,000. For each Board meeting attended, in person, participating nonemployee directors receive $1,200. For each committee meeting attended, in person or by telephone, participating nonemployee directors receive $1,200. For each telephonic Board meeting, participating nonemployee directors receive $500.

      Each newly elected nonemployee director will receive a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will become exercisable in three equal installments of 5,000 shares over a three-year period and will expire 10 years from their date of grant. Beginning the year after initial election to the Board of Directors, each nonemployee director will also receive an annual grant of an option to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted will be 100% of the fair market value of the underlying Arbitron common stock on the date the option is granted. The options will become exercisable in full six months after their date of grant and will expire 10 years from the date of grant. The Chairman of the Board of Directors will also receive an annual stock option grant to purchase 10,000 shares in addition to the initial and annual option grants discussed above. These options will become exercisable in full six months after their date of grant and will expire 10 years from the date of grant.

      The Company has adopted a Nonemployee Director Incentive Program, as a component of its 1999 Stock Incentive Plan, which permits nonemployee directors to receive, at their discretion, either stock options or deferred stock units in lieu of their annual cash retainers and meeting fees. A director who elects to receive options receives a number of options based on a calculation approved by the Board of Directors. The formula for determining the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron stock on the date of the grant, which is the last trading day of the quarter. This amount is then multiplied by four to arrive at the number of option shares granted. A director who elects to receive deferred stock units receives a number of units based on a calculation approved by the Board of Directors. The formula for determining the number of deferred stock units is to divide the cash fees earned in the quarter by the closing price of Arbitron stock on the date of the grant, which is the last trading day of the quarter.

      Directors who are also employees of Arbitron are not separately compensated for their service as directors.

Vote Required

      The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the nine individuals with the highest number of affirmative votes will be elected to the nine directorships. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

      Information concerning the persons who serve as Arbitron’s executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 60, President and Chief Executive Officer since March 30, 2001

•	Director of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

Pierre C. Bouvard, age 42, President of International/ New Ventures since July 1, 2002

•	President of Webcast Services and New Ventures of Arbitron from March 30, 2001 to June 2002

•	Executive Vice President of Worldwide Media Information Services of Ceridian Corporation’s Arbitron division from September 1999 to March 29, 2001

•	Executive Vice President of Radio and Internet Services of Ceridian Corporation’s Arbitron division from February 1999 to September 1999

•	Vice President and General Manager of Arbitron Radio of Ceridian Corporation’s Arbitron division from January 1995 to February 1999

Owen Charlebois, age 51, President of U.S. Media Services since March 30, 2001

•	President of U.S. Media Services group of Ceridian Corporation’s Arbitron division from January 2001 to March 29, 2001

•	President and Chief Executive Officer of the BBM Bureau of Measurement, a Canadian nonprofit, member-owned tripartite industry organization, from 1990 to December 2000

Dolores L. Cody, age 52, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary since March 30, 2001

•	Vice President and Chief Legal Officer of Ceridian Corporation’s Arbitron division from December 1991 to March 29, 2001

Linda Dupree, age 45, Senior Vice President, Portable People Meter (PPM) New Product Development since March 1, 2003

•	Senior Vice President of Advertiser/ Agency Services of Arbitron from March 30, 2001, to February 2003

•	Senior Vice President of Advertiser/ Agency Services of Ceridian Corporation’s Arbitron division from November 2000 to March 29, 2001

•	Vice President, Sales, of Advertiser/ Agency Services of Ceridian Corporation’s Arbitron division from November 1996 to November 2000

Janice M. Giannini, age 52, Executive Vice President and Chief Information Officer since March 30, 2001

•	Executive Vice President and Chief Information Officer of Ceridian Corporation’s Arbitron division from September 2000 to March 29, 2001

•	Director of Business Planning and Oversight for Enterprise Information Systems of Lockheed Martin Corporation, a provider of advanced technology systems, products, and services for government and commercial customers, from October 1999 to August 2000

•	Director and Chief Information Officer for Management and Data Systems of Lockheed Martin Corporation from June 1996 to September 1999

Claire L. Kummer, age 57, Executive Vice President of Operations since March 30, 2001

•	Vice President of Operations of Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001

•	Vice President of Strategy and Project Manager of Ceridian Corporation’s Arbitron division from November 1993 to November 1997

David A. Lapovsky, age 53, Executive Vice President of Integration and Implementation since December 17, 2003

•	Executive Vice President of Worldwide Research for Arbitron from March 30, 2001, to December 16, 2003

•	Executive Vice President of Worldwide Research for Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001

•	Executive Vice President of Operations and Research for Ceridian Corporation’s Arbitron division from May 1994 to November 1997

Kathleen T. Ross, age 51, Executive Vice President, Organization Effectiveness and Public Relations since March 30, 2001

•	Vice President of Organization Effectiveness and Public Relations of Ceridian Corporation’s Arbitron division from November 1998 to March 29, 2001

•	Vice President of Organization Effectiveness of Ceridian Corporation’s Arbitron division from July 1994 to November 1998

William J. Walsh, age 58, Executive Vice President of Finance and Planning and Chief Financial Officer since March 30, 2001

•	Executive Vice President of Finance and Planning of Ceridian Corporation’s Arbitron division and Vice President of Ceridian Corporation from June 1995 to March 29, 2001

Summary Compensation Table

      The following table shows the compensation paid by Arbitron and/or its direct and indirect subsidiaries, for the three fiscal years ended December 31, 2003, to (1) Arbitron’s Chief Executive Officer

and (2) each of the four most highly compensated executive officers of Arbitron, based on 2003 compensation, other than Arbitron’s Chief Executive Officer (the “Named Executive Officers”).

					Long-Term
		Annual Compensation			Compensation

				Other	Securities
				Annual	Underlying	All Other
				Compensation	Options/SARs	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)	(#)	($)

Stephen B. Morris	2003	$479,776	$436,800	$30,047	—	$5,498	(2)
President and Chief Executive Officer	2002	453,817	266,422	31,398	—	2,550	(2)
	2001	435,000	456,750	28,535	375,000	3,510	(2)

Owen Charlebois	2003	308,884	200,626	15,600	—	8,174	(2)
President of U.S. Media Services	2002	294,888	136,023	15,604	—	4,736	(2)
	2001	264,430	122,500	15,125	99,000	90,002	(3)

Pierre C. Bouvard	2003	278,728	122,520	19,863	—	6,614	(2)
President of International/New	2002	266,028	103,539	18,475	—	5,100	(2)
Ventures	2001	255,000	140,250	18,400	99,000	5,967	(2)

William J. Walsh	2003	241,640	118,597	18,934	—	—
Executive Vice President of Finance	2002	237,871	74,526	21,943	—	—
and Planning and Chief Financial	2001	229,778	129,000	18,378	99,000	—
Officer

Janice Giannini	2003	210,179	101,377	19,045	—	3,851	(2)
Executive Vice President and Chief	2002	200,109	74,001	9,354	—	5,100	(2)
Information Officer	2001	176,242	88,113	15,750	60,000	—

(1)	The amounts reported for each individual include an annual expense allowance, profit sharing and amounts related for reimbursement for nonbusiness travel expenses and related tax assistance paid to each individual. The expense allowance for Mr. Morris was approximately $25,000 for each of the three fiscal years ended December 31, 2003. The expense allowance for the other Named Executive Officers was approximately $15,000 for each of the three fiscal years ended 2003.

(2)	The amounts disclosed for each individual represent Arbitron’s contributions to the accounts of the named individual in Arbitron’s 401(k) plan.

(3)	The amount disclosed reflects reimbursement of relocation expenses of $60,002 and a hiring bonus of $30,000.

Option Grants in 2003

      There were no options granted to the Named Executive Officers in 2003.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

      The following table summarizes information regarding the exercise of options to purchase Arbitron common stock during 2003 by the Named Executive Officers, as well as the December 31, 2003 value of unexercised options to purchase Arbitron common stock held by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying		In-The-Money
			Unexercised Options/SARs		Options/SARs
	Shares	Value	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen B. Morris	91,743	2,028,178	588,618	124,988	10,375,472	2,552,459
Owen Charlebois	30,000	529,137	36,000	33,000	727,820	673,860
Pierre C. Bouvard	112,144	1,280,800	7,506	33,000	66,503	673,860
William J. Walsh	54,368	721,082	82,522	33,000	1,600,710	673,860
Janice Giannini	15,000	263,092	33,342	19,998	583,763	408,359

(1)	Represents the difference between the market value (closing price on the NYSE) of Arbitron common stock on December 31, 2003, and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plans

      Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. The plan provides a separate “SBC benefit formula” applicable to employees covered by a benefits agreement between Ceridian and International Business Machines Corporation. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian benefit equalization plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay benefit equalization plan benefits.

      The following table shows estimated annual benefits payable under the pension plan and the benefit equalization plan to an employee who retires in 2004 at age 65:

Pension Plan Table

	Years of Credited Service

Remuneration	15	20	25	30	35	40

$200,000	$44,702	$59,603	$74,504	$89,405	$101,405	$113,405
300,000	68,702	91,603	114,504	137,405	155,405	173,405
400,000	92,702	123,603	154,504	185,405	209,405	233,405
500,000	116,702	155,603	194,504	233,405	263,405	293,405
600,000	140,702	187,603	234,504	281,405	317,405	353,405
800,000	188,702	251,603	314,504	377,405	425,405	473,405
1,000,000	236,702	315,603	394,504	473,405	533,405	593,405

      Annual compensation for purposes of the pension plan and the benefit equalization plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Compensation for 2003 covered by these plans for the Named Executive Officers who participate in the pension plan and benefit equalization plan was as follows: Mr. Morris: $724,962; and Mr. Walsh: $316,766. Messrs. Bouvard and Charlebois and Ms. Giannini are not eligible to participate in the pension plan or the benefit equalization plan. For purposes of the pension plan and the benefit equalization plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

      As of December 31, 2003, years of credited service for the Named Executive Officers were as follows: Mr. Morris: nine years; and Mr. Walsh: 39.39 years.

      Benefit amounts in the Pension Plan Table above are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts. Mr. Walsh is eligible for benefits as computed under the SBC benefit formula. This formula generally provides for benefits slightly lower than those shown in the table above.

401(k) Plan

      Arbitron has established a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

      The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

      While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant.

      Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Deferred Compensation Plan

      Right to Defer Compensation. Ceridian maintained a nonqualified deferred compensation plan. Arbitron established a similar deferred compensation plan effective January 1, 2001. The accounts of four Arbitron employees who were participants in the Ceridian plan were transferred to the Arbitron plan. The Arbitron plan was immediately closed to further participation by Arbitron employees, including those with existing accounts, on January 1, 2001.

      Distributions. Distributions of deferred credit account balances will normally be made only upon a participant’s severance, retirement or disability, and will generally be made in a lump-sum payment except in circumstances relating to retirement or disability for which a participant can elect payment in annual installments of five, 10 or 15 years. However, in-service distributions are permitted.

      Effect of Death of a Participant. Upon the death of a participant, the entire balance of the participant’s accounts will be paid to the beneficiary(ies) designated by the participant, plus an insurance benefit equal to two times the deferred compensation.

      Administration of the Plan. The plan is administered by a person or committee designated by Arbitron who has the discretionary authority to adopt rules, policies, practices or procedures with respect to the plan as it may deem necessary or advisable.

      Amendment and Termination of the Plan. Arbitron reserves the right to amend or terminate the plan at any time, except that no amendment or termination may adversely affect the rights of the participants with respect to amounts deferred prior to the amendment or termination.

Executive Employment Agreements and Change of Control Agreements

          Executive Employment Agreements

      Mr. Morris currently has an employment agreement with Arbitron, the terms of which are described below. None of the other Named Executive Officers of Arbitron have an employment agreement with Arbitron, but three of them have retention agreements as described below. Mr. Morris’s employment agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation.

      The agreement with Mr. Morris expires on the later of April 1, 2007, or two years after a change of control of Arbitron occurring before that date. The agreement with Mr. Morris automatically renews for successive three-year terms upon expiration. Mr. Morris’s annual base salary is required to be a minimum of $435,000 under the agreement.

      If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the bonus, if any, that Mr. Morris would have received for the year in which the termination occurs, at the higher of the target award applicable to the year in which the termination occurs or the average of the actual bonuses paid for the last three fiscal years. In addition, the agreement with Mr. Morris also contains provisions with regard to payments to be made if termination occurs due to death or disability. If Mr. Morris experiences a change of control termination, he will be entitled to receive a lump-sum payment that is equal to three times each of the following:

•	12 months of base salary;

•	the bonus that Mr. Morris would have received under all applicable Arbitron bonus plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and

•	the annual cash expense allowance.

      For two years following a termination without cause, or for three years or until reemployment with benefits following a change of control termination, Mr. Morris shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he was entitled to on the day before the termination.

      The agreement with Mr. Morris provides him with the opportunity to receive additional supplemental retirement benefits. The amount of annual supplemental retirement benefits provided under the agreement is determined substantially by multiplying the number of years of employment, giving credit from 1994, by a percentage of Mr. Morris’s final average earnings and subtracting from this gross amount an offset amount to produce the annual benefit that actually would be payable. The offset amount consists of the annual amounts payable to Mr. Morris under the Arbitron Inc. Retirement Plan (a tax-qualified, defined benefit plan), the Arbitron benefit equalization plan and the tax-qualified pension plan of any of Mr. Morris’s previous employers. If Mr. Morris experiences a change of control termination, Mr. Morris will receive credit adding three years to age and service for purposes of determining the supplemental pension payable under the agreement.

      The term “change of control termination” means the termination of Mr. Morris’s employment with Arbitron, by Arbitron or the executive, within two years after a change of control for any reason other than conduct that constitutes fraud, theft, embezzlement or an intentional violation of law involving moral turpitude. A change of control termination includes termination of employment within two years after a change of control by reason of death or disability.

      Upon a change of control, the vesting and exercisability of stock options, and the vesting of other awards under Arbitron’s stock-based compensation plans, will accelerate.

      Further, upon a change of control, whether or not there is a change of control termination, all of Mr. Morris’s options granted prior to January 1, 2003 (“Eligible Options”) will fully and immediately vest and Mr. Morris will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to Mr. Morris prior to January 1, 2003, by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and

•	the Black-Scholes termination value of those options.

      The term “Black-Scholes termination value” will mean, with respect to each Eligible Option, the difference between:

•	the Black-Scholes value of the Eligible Option had it continued for its entire term, such value determined as of the date of the change of control, using

•	a share price equal to the value per share of the consideration received in the change of control transaction;

•	a volatility input equal to the measured daily volatility for the 180 days ending on the specified date;

•	an interest rate equal to the rate on 10-year Treasury constant maturities (zero coupon bonds) for the date of consummation of the change of control, as published by the Federal Reserve; and

•	the product obtained by multiplying the number of unexercised Eligible Options by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options.

      For the purposes described above, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

      If payments to Mr. Morris under the employment agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Morris would receive an additional payment to compensate for the imposition of the tax. The payment shall be in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

      Messrs. Bouvard and Charlebois and Ms. Giannini have entered into retention agreements with us that provide for severance payments under some circumstances and for payments with respect to stock options upon a change of control.

      The agreements provide that if the executive officer is terminated other than for cause, and the termination is not a change of control termination, the executive will receive a lump-sum cash payment in the amount of 12 months of base salary and bonus if the executive has fewer than 15 years of service, or 15 months of base salary and bonus if the executive has 15 or more years of service. The agreements provide that following a change of control termination, the executive will be entitled to receive a lump-sum payment that is equal to 18 months of base salary and bonus if the executive has fewer than 15 years of service, or 21 months of base salary and bonus if the executive has 15 or more years of service. (For purposes of the Retention Agreements, change of control termination excludes the executive’s failure to perform the duties reasonably assigned by the Chief Executive Officer.)

      In addition, the executive shall be provided, for a period of between 12 and 21 months following termination without cause or a change of control termination, or, if sooner, until reemployment with equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination.

      Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate.

      Upon a change of control, the executive will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to the executive prior to January 1, 2003, by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and

•	the Black-Scholes termination value of those options.

      For purposes of these retention agreements, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;

•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

      If payments to an executive under such a retention agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment shall be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code of 1986, as amended, had been imposed.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Presented below is a line graph comparing the cumulative total stockholder return of Arbitron common stock with the total return of the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index starting on April 2, 2001, the date on which Arbitron’s common stock commenced trading on the New York Stock Exchange. This graph assumes that $100 was invested in each of Arbitron’s common stock, the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index on April 2, 2001, and that all dividends were reinvested.

		S&P Small Cap	NYSE Composite
Measurement Period	Arbitron Inc.	600 Index	Index

April 2, 2001 - Measurement Point	$100.00	$100.00	$100.00

December 31, 2001	$150.11	$117.36	$100.09

December 31, 2002	$147.25	$100.19	$80.24

December 31, 2003	$183.38	$139.05	$103.74

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

      This report describes the compensation philosophy of Arbitron. The Compensation and Human Resources Committee, of which the undersigned are members, is responsible for establishing and administering the compensation program for Arbitron’s executive officers. All committee members are independent directors of Arbitron. The Committee met four times in 2003.

Compensation Philosophy

      The executive compensation program is designed to:

•	compete aggressively with other comparable companies;

•	reward superior performance with superior levels of compensation; and

•	align the interests of senior management with the interests of Arbitron’s stockholders.

      The executive compensation program is composed of three elements:

•	base salary;

•	annual incentive bonus; and

•	long-term incentive compensation.

      The compensation philosophy for Arbitron executives is to target base salaries at or around the 50th percentile of the competitive market data and target total direct compensation (base salary, bonus and long-term incentives) at or above the 75th percentile for achieving superior performance goals.

      The committee also determines the performance goals for incentive compensation plans in conjunction with the Board’s approval of strategic and operating plans.

      Each year the committee receives information regarding competitive compensation levels and practices for positions comparable to Arbitron’s executive officer positions. This information is obtained from nationwide compensation survey information that is collected and evaluated internally by management and by independent consulting firms. The committee also may receive advice from independent compensation-consulting firms. Based on this comparative information, the committee generally targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive compensation for each executive officer position to fall within a range between the 50th and 75th percentiles of the relevant marketplace.

Base Salary

      The annual determination of an executive officer’s salary is based on the committee’s assessment of the following factors:

•	responsibilities of the position;

•	competitive practice;

•	performance and experience of the executive; and

•	relative internal relationships.

      The 2003 base salaries established for executive officers were generally within the target range described above.

Annual Incentive Bonus

      The annual determination of an executive officer’s targeted bonus is based on the committee’s assessment of the overall performance of the company and the CEO’s assessment of the achievement of preestablished individual goals.

      For 2003, the target bonus percentage established for executive officers (other than Mr. Morris) ranged from 40% to 50% of base salary.

Long-Term Incentive Compensation

      Long-term incentives for executive officers consist primarily of awards of stock options. The determination of an executive officer’s option award, within the range prescribed for his or her position, is based on the committee’s subjective assessment of the following factors:

•	responsibilities of the position; and

•	performance and experience of the individual.

Chief Executive Officer Compensation

      Mr. Morris’s base salary for 2003 of $479,776 was established pursuant to the employment agreement entered into between Arbitron and Mr. Morris, the compensation terms of which were reviewed by the committee. Mr. Morris’s bonus for 2003 was $436,800, or 91% of his base salary. Achievement of the bonus was dependent upon a number of factors, including meeting certain levels of earnings per share, revenue and PPM development goals.

Deductibility of Executive Compensation

      The committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction by a publicly held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, all of whom are “covered employees” under the Section, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the committee believes that any options granted will be characterized as performance-based under the Section, the committee believes that the Section will not reduce any tax deduction available to Arbitron.

Submitted by the Compensation and
Human Resources Committee

Erica Farber, Chair
Philip Guarascio
Luis G. Nogales

Compensation Committee Interlocks and Insider Participation

      Erica Farber, Philip Guarascio and Luis G. Nogales served on the Compensation and Human Resources Committee of the Board of Directors during 2003. None of these individuals were, or ever have been, an employee of Arbitron or any of its subsidiaries. No interlocking relationship existed between Mr. Guarascio, Mr. Nogales or Ms. Farber and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audited consolidated financial statements of Arbitron for fiscal year 2003 with Arbitron’s management, and also has discussed with KPMG LLP, Arbitron’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP the independence of KPMG LLP from Arbitron. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from Arbitron, and determined that they are compatible with independence.

      Based on the foregoing, the Audit Committee recommended to Arbitron’s Board of Directors that the audited consolidated financial statements of Arbitron for fiscal year 2003 be included in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the Audit Committee of the
Board of Directors

Kenneth F. Gorman, Chair
Larry E. Kittelberger
Richard A. Post

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

      The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, as of April 2, 2004, by (i) our current directors and director nominees, (ii) the Named Executive Officers, and (iii) our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 2, 2004.

	Number of Shares of	Percent of Shares of
Name of Individual	Common Stock	Common Stock
or Identity of Group	Beneficially Owned(1)	Owned(2)

Director Nominee:
Alan Aldworth	—	*

Directors:
Stephen B. Morris(3)	645,014	2.05%
Erica Farber(3)(4)	39,773	*
Kenneth F. Gorman(3)	34,413	*
Philip Guarascio(3)(4)	27,581	*
Larry E. Kittelberger(3)(4)	36,923	*
Luis G. Nogales(3)	38,389	*
Richard A. Post(3)	42,283	*
Lawrence Perlman(3)	76,410	*

Named Executives:
Owen Charlebois(3)	71,144	*
Pierre C. Bouvard(3)	43,209	*
William J. Walsh(3)	101,109	*
Janice Giannini(3)	54,107	*
All Executive Officers and Directors as a Group (18 persons)(3)	1,536,395	4.74%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 2, 2004. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power with respect to such shares of common stock shown as beneficially owned by them, except as otherwise indicated.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 2, 2004, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 638,616 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Ms. Farber to purchase 36,966 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Gorman to purchase

32,413 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Guarascio to purchase 26,274 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Kittelberger to purchase 36,527 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Nogales to purchase 38,389 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Post to purchase 41,283 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Perlman to purchase 69,587 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Charlebois to purchase 69,000 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Bouvard to purchase 40,506 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Mr. Walsh to purchase 97,850 shares of common stock exercisable within 60 days from April 2, 2004; includes options for Ms. Giannini to purchase 53,340 shares of common stock exercisable within 60 days from April 2, 2004; and includes options for all executive officers and directors as a group to purchase 1,498,804 shares of common stock exercisable within 60 days from April 2, 2004.

(4)	Includes deferred stock units in the amount of 307 which convert to shares of common stock on a one-for-one basis for Ms. Farber; includes deferred stock units in the amount of 307 which convert to shares of common stock on a one-for-one basis for Mr. Guarascio; and includes deferred stock units in the amount of 396 which convert to shares of common stock on a one-for-one basis for Mr. Kittelberger.

Stock Ownership of Arbitron’s Principal Stockholders

      The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, by each person known to Arbitron to beneficially own more than 5% of Arbitron’s outstanding common stock. This information is based upon the beneficial ownership of these persons of Arbitron common stock reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission by these persons. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 2, 2004.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Barclays Global Investors, NA
45 Fremont Street
San Francisco, California 94105	4,060,241	(1)	13.14%
H.A. Schupf & Co., LLC
590 Madison Avenue
New York, New York 10022	2,342,485	(2)	7.58%

(1)	As reported on Schedule 13G dated February 17, 2004. These securities are held by subsidiaries of Barclays Global Investors, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Sussie) SA and Barclays Private Bank Limited. Represents sole power to vote or direct the vote of 3,743,660 shares and sole power to dispose or direct the disposition of 3,743,660 shares.

(2)	As reported on Schedule 13G dated February 9, 2004. These securities are beneficially owned by the named parties as a result of the named parties’ advisory and other relationships with the persons who own the shares. Represents sole power to dispose or to direct the disposition of 2,342,485 shares.

AMENDMENT TO THE ARBITRON INC. 1999 STOCK INCENTIVE PLAN

(Proposal 2)

      On February 24, 2004, the Board of Directors approved amendments to the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”) that would:

•	increase the total number of shares of common stock available for issuance under the Plan from 2,539,009 shares (reflecting the one-for-five reverse stock split effected on March 30, 2001) to 4,204,009 shares;

•	increase the number of shares of common stock that may be granted to any individual during any three-year period pursuant to incentive awards under the Plan from 150,000 shares of common stock in the aggregate to 300,000 shares of common stock in the aggregate;

•	allow for grants under the Plan to include stock appreciation rights and dividend equivalents;

•	eliminate the restriction providing that no option may be exercisable prior to six months from its date of grant;

•	impose a maximum term limit of 10-years on all options issued under the Plan;

•	eliminate the committee’s discretion to allow an optionee to pay the exercise price of an option by delivering a full-recourse promissory note; and

•	clarify certain provisions of the Plan.

      The Plan was originally approved by stockholders on May 20, 1999, and was subsequently amended on November 28, 2000 and March 30, 2001. As of the record date, an aggregate of 2,426,876 shares of common stock have been issued or reserved for either the issuance upon exercise of outstanding options or deferred stock units under the Plan. Therefore, a total of only 112,133 shares remain available for future issuance under the Plan, subject to the adjustment provisions set forth in the Plan in the event of reorganizations, mergers, consolidations, recapitalizations, liquidation, stock dividends, splits, combinations of shares, rights offerings, divestitures or extraordinary dividends, or other similar changes in the corporate structure or shares of Arbitron. If this proposal is approved, we will have a total of 1,777,133 shares of common stock remaining available for issuance under the Plan.

      The Board of Directors approved the foregoing amendments as part of an amendment and restatement of the Plan. The Board has directed that the proposal to approve the amendment and restatement of the Plan, which includes an increase in the total number of common shares authorized for issuance under the Plan, be submitted to our stockholders for their approval.

      The Board of Directors believes that the number of shares of common stock currently available for issuance under the Plan is not sufficient in view of our compensation structure and strategy. The Board of Directors has concluded that our ability to attract and retain exceptional-quality employees, directors, consultants and independent contractors is material to our success and would be enhanced by our continued ability to grant equity compensation. In addition, the Board of Directors believes that the availability of the additional 1,665,000 shares of common stock for issuance under the Plan will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Plan.

      The Plan currently imposes a 150,000-share maximum on the number of shares that can be awarded to an eligible person in a three-year period. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a company cannot take a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four most highly paid officers other than the chief executive officer, unless that compensation is “performance-based.” The award share limit is one of the conditions necessary to qualify the equity compensation awarded under the Plan as performance-based. The Board of Directors approved the increase in the share limit over a three-year period from 150,000 to 300,000 shares in order to give Arbitron greater flexibility to use equity compensation as a hiring and retention tool for key executives.

      Greater award design flexibility also is the reason for the following two changes approved by the Board of Directors: (1) the addition of stock appreciation rights and dividend equivalent rights to the Plan; and (2) the elimination of the requirement that options be nonexercisable for at least six months from the grant date. New accounting rules that will become effective in 2005 make stock appreciation rights an attractive alternative to the award of options, and we may wish to grant stock appreciation rights in the future instead of, or in tandem with, options. The award of dividend equivalent rights would enable us to make grants of options, stock appreciation rights or other stock-based rights available under the Plan with corresponding dividend rights, thus replicating stock ownership more closely. The six-month nonexercise rule applicable to options has been eliminated because the rule is no longer necessary to qualify option grants for an exemption from the insider trading rules under Section 16(b) of the Exchange Act. Previously, the six-month rule was a requirement for the exemption.

      The Board of Directors also has approved the imposition of a 10-year maximum term limit on all options issued under the Plan. The Board of Directors believes a maximum term of 10 years provides ample time during which to exercise options, and that it is therefore appropriate to apply this limit even to nonstatutory stock options. (This limit is already a statutory requirement for incentive stock options.) The Board also approved the elimination of the committee’s ability to allow grantees to pay the exercise price of options granted under the Plan through a promissory note. Such loans are no longer permitted to be made to Company insiders under Sarbanes-Oxley rules, and the Board now considers such loans inappropriate with regard to any employee. Therefore, the Board believes that the elimination of this option is advisable.

      The material features of the Plan, as amended, are summarized below, which summary is qualified in its entirety by the actual text of the Plan. A copy of the amended and restated Plan is attached as Appendix B to this proxy statement.

Purpose

      The purpose of the Plan is to advance Arbitron’s interests and the interests of our stockholders by enabling us to attract and retain talented employees, directors, consultants and independent contractors by:

•	providing them with an incentive through equity participation; and

•	rewarding such individuals who contribute to the achievement of Arbitron’s economic objectives.

Administration

      The Plan is to be administered by a committee of the Board of Directors consisting of at least two nonemployee directors who are “independent” for purposes of the rules and regulations of the New York Stock Exchange and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of the Code. Subject to the provisions of the Plan, the committee has the authority to determine all provisions of incentive awards granted under the Plan, including the following:

•	the recipients of incentive awards;

•	the nature and extent of the incentive awards, including:

—	the number of shares of common stock to be subject to each incentive award;

—	any exercise price;

—	the manner in which incentive awards will vest or become exercisable and whether incentive awards will be granted in tandem with other incentive awards; and

—	the form of written agreement, if any, evidencing such incentive award;

•	the time or times when incentive awards will be granted;

•	the duration of each incentive award; and

•	the restrictions and other conditions to which the payment or vesting of incentive awards may be subject.

Calculation of Shares Available

      Shares of common stock that are issued under the Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares of common stock remaining available for issuance under the Plan. To the extent that any shares of common stock that are subject to an award under the Plan, or certain delineated prior plans, (a) are not issued to a participant due to the fact that such award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a participant uses shares of common stock already owned by such participant to pay any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

Eligibility for Participation

      All employees, nonemployee directors, consultants and independent contractors of Arbitron or any of our subsidiaries who, in the judgment of the committee, have contributed, are contributing or are expected to contribute to the achievement of Arbitron’s economic objectives are eligible to participate in the Plan.

Options

      The Plan permits the granting of options to purchase common stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code, and nonstatutory stock options that do not qualify as incentive stock options.

      The committee determines the per share exercise price of each stock option at the time of the stock option grant, provided, however, that such price may not be less than the fair market value of Arbitron’s common stock on the grant date. The current measure of fair market value on a particular date is the closing market price per share of common stock on the trading day immediately preceding the grant date as reported on the New York Stock Exchange Composite Tape on that date. If the grantee of an incentive stock option is a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Arbitron or any parent or subsidiary of Arbitron, the exercise price may not be less than 110% of the fair market value of Arbitron’s common stock on the grant date. To the extent that the aggregate fair market value of shares of common stock, as determined on the date of grant, with respect to which incentive stock options become exercisable for the first time by a grantee during any calendar year, exceeds $100,000, such excess options will be treated as nonstatutory stock options.

      The committee determines the term of each option, provided, however, that the exercise period for options may not exceed 10 years from the date of grant and, if the grantee of an incentive stock option is a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Arbitron or any parent or subsidiary of Arbitron, the term of the incentive stock option may not exceed five years from the date of grant. The committee determines at what time or times each option may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the committee.

      In general, an optionee must pay the exercise price of an option entirely in cash (including check, bank draft or money order); however, the committee may, in its sole and absolute discretion, allow such payments to be made, in whole or in part, by: engaging in a broker-assisted cashless exercise; tendering previously acquired shares; or any combination of such methods.

      Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the committee may, in its discretion and subject to certain limitations, permit limited transfers of the options for the benefit of “family members” (as such term is defined in the Plan) of grantees.

Stock Appreciation Rights

      As part of the amended and restated Plan, the Board of Directors provided that stock appreciation rights (“SARs”) may be granted under the Plan. The committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in conjunction with, or independently of, any option or other incentive award granted under the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of Arbitron’s common stock on the date of exercise over the grant price of the right on the date of grant, or in the case of a tandem SAR granted on the date of grant of the related option, as specified by the committee in its sole and absolute discretion, which, except in the case of substitute awards or certain adjustments, shall not be less than the fair market value of Arbitron’s common stock on such date of grant of the right or the related option, as the case may be. Such payment to the grantee upon exercise will be in cash, in shares of common stock or other property, or any combination thereof, as determined by the committee. Subject to the foregoing, the committee will determine the period when SARs vest and become exercisable, the exercise price of the SARs and whether SARs will be granted in connection with, or independently of, any options or other incentive award.

Restricted Stock and Restricted Stock Unit Awards

      The committee may grant awards of restricted stock or restricted stock units to anyone eligible to participate in the Plan. The committee may impose such restrictions or conditions to the vesting of such awards as it deems appropriate, including, without limitation, that the grantee remain in the continuous employ or service of Arbitron or a subsidiary for a certain period or that the grantee or Arbitron (or any subsidiary or division thereof) satisfy certain performance criteria. The awards of restricted stock or restricted stock units that provide for (a) vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than one year from date of grant and (b) time based vesting shall vest over a period of not less than three years from date of grant; provided, however, that such awards granted in lieu of some other form of compensation are permitted without such vesting restrictions. Unless the committee determines otherwise, the grantee will have all voting, dividend, liquidation and other rights with respect to the shares of Arbitron common stock issued as a restricted stock award.

Performance Units

      The committee may grant performance units to anyone eligible to participate in the Plan. Each performance unit provides the grantee with the right to receive cash, common stock, stock units, or any combination of the foregoing, upon the achievement of certain performance criteria established by the committee. The committee determines all of the provisions of the performance units, including the number of performance units that will be granted, the requirements applicable to the performance units, the vesting restrictions of such performance units, the performance goals applicable to such units and such other conditions as the committee determines appropriate. Performance units that provide for vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than three years from the date of grant, provided, however, that performance units granted in lieu of some other form of compensation are permitted without such vesting restrictions.

Dividend Equivalents

      As part of the amended and restated Plan, the Board of Directors provided that the committee may grant dividend equivalents in connection with incentive awards granted under the Plan. The committee may grant dividend equivalents to anyone eligible to participate in the Plan. Dividend equivalent rights entitle the recipient to receive, currently or on a deferred basis, cash, stock or other property dividends or cash payments in amounts equivalent to cash, stock or other property dividends on shares of common stock with respect to the number of shares of common stock covered by the incentive award. The committee determines the terms and conditions of dividend equivalents.

Effect of Certain Corporate Transactions (“Change of Control”)

      The committee has the authority to determine, in its sole discretion, the effect that certain change of control transactions of Arbitron, such as a sale of substantially all of our assets or a merger transaction, will have on outstanding incentive awards.

Amendment and Termination of Plan

      The Board of Directors may suspend or terminate the Plan or any portion thereof, at any time, and may amend the Plan from time to time in such respects as it deems advisable to conform to any change in applicable laws or regulations or in any other respects the Board deems to be in Arbitron’s best interests. However, the Board may not amend the Plan without stockholder approval if stockholder approval is required under the federal securities laws, Section 422 of the Code or the rules of the New York Stock Exchange. In addition, the Board may not, without stockholder approval, make an amendment to the Plan that is “material” for purposes of the rules of the New York Stock Exchange, such as an amendment that increases the number of authorized shares or the benefits to participants, or expands the class of persons eligible to receive awards under the Plan. The Board may not, without the consent of the affected participant, modify the Plan in such a manner that would adversely affect any outstanding incentive awards. Unless terminated earlier by the Board in its sole discretion, the Plan will terminate at midnight on February 2, 2009.

Federal Income Tax Consequences

      Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Arbitron. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Arbitron common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Arbitron common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Arbitron will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an Arbitron employee or an employee of an Arbitron subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Arbitron common stock in an amount generally equal to the excess of the fair market value of the Arbitron common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Arbitron will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to Arbitron’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or Arbitron. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Arbitron common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Arbitron common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      A grantee that has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Arbitron common stock will be the fair market value of the shares of Arbitron common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Arbitron common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

      Restricted Stock. A grantee that is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Arbitron common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Arbitron common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Arbitron common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Arbitron common stock is subject to restrictions will be subject to withholding taxes. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the cash awarded or the fair market value of the shares of stock issued to such grantee at the end of the restriction period or, if later, the payment date. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Stock Appreciation Rights. There are no immediate tax consequences of receiving SARs under the Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of Arbitron’s common stock on the date of exercise. If Arbitron complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Dividend Equivalents. Individuals who receive dividend equivalents will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If Arbitron complies with the applicable reporting requirements and with the restrictions of Section 162(m) of the Code, Arbitron will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Vote Required

      The affirmative vote of a majority of all the votes cast at the annual meeting is necessary to approve the amendment and restatement of the Plan, provided that the number of votes cast for this proposal represents at least 50% of all outstanding shares of common stock entitled to vote at the annual meeting. Pursuant to the New York Stock Exchange requirements, the total votes cast on compensation plans must represent over 50% of all of the outstanding shares of common stock entitled to vote. Therefore, for purposes of this proposal to approve the amendment and restatement of the Plan , abstentions will count as votes cast, but broker nonvotes will not.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no transactions between Arbitron and its directors, director nominees, executive officers or 5% stockholders in 2003.

INDEPENDENT AUDITORS AND AUDIT FEES

      The Board has selected KPMG LLP, our current independent auditors, to audit Arbitron’s accounts for the year ending December 31, 2004.

      The Board has requested that representatives of KPMG LLP attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

      The following table sets forth the aggregate fees billed to Arbitron for the fiscal years ended December 31, 2003, and 2002 by KPMG LLP:

	2003	2002

Audit Fees	$189,000	$184,000

Audit-Related Fees
Benefit Plan Audits	22,000	25,000
Consents for SEC Filings	—	9,000

Total Audit-Related Fees	22,000	34,000

Tax Fees
Tax Advice	—	41,000
U.K. Tax-Related Services	2,000	6,000

Total Tax Fees	2,000	47,000

All Other Fees	—	—

Total Fees to Independent Auditors	$213,000	$265,000

Preapproval Policies and Procedures

      The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent auditors to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $10,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority will be reported to the full Audit Committee for ratification at the next scheduled meeting.

OTHER MATTERS

Arbitron Mailing Address

      Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Stockholders Sharing the Same Address

      We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

      If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Dolores L. Cody, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Corporate Secretary, by December 20, 2004.

      Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2005 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

      In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

      We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2004 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. All the executive officers and incumbent directors of Arbitron were reporting persons in 2003. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2003, and/or on written representations from certain reporting persons that no reports were required, we believe that, other than as described below, our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2003.

      Mr. Pierre Bouvard, one of our executive officers, inadvertently failed to timely file a Form 4 disposing of 475 shares of Arbitron common stock in July 2003. A report was filed promptly upon the discovery of this oversight. Ms. Kathleen Ross, one of our executive officers, filed an amended Form 3 to include an additional 200 shares of Arbitron common stock that were not previously reported that were received in connection with a stock split by the predecessor company in 1999.

Annual Report

      Copies of our Annual Report for the year ended December 31, 2003, are being distributed to our stockholders simultaneously with the delivery of this proxy statement.

Appendix A

ARBITRON INC.

Charter of the

Audit Committee

I.     Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to (A) assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent auditors, and (iv) the performance of the Company’s internal audit function and independent auditors, and (B) prepare an audit committee report as required by the Commission to be included in the Company’s annual proxy statement.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Company, independent auditors and investment advisers as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties, on the same terms as if the retention were authorized by the Board of Directors.

II.     Committee Composition and Meetings

      Audit Committee members shall meet the independence, experience and financial expertise requirements of the New York Stock Exchange as in effect from time to time. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

      Audit Committee members and the Audit Committee Chair shall be appointed by the Board on recommendation of the Nominating and Board Governance Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      Members of the Audit Committee shall only receive compensation in the form of directors’ fees from the Company for serving on the Audit Committee. No fees shall be paid to an Audit Committee member or to the company or firm that the Audit Committee member is employed by, for services as a consultant or legal or financial adviser. Directors’ fees may be in the form of cash, stock and/or company stock options or other in-kind consideration ordinarily available to directors.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should periodically meet separately and privately in executive session with management, the independent auditors, the internal auditors and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.     Committee Responsibilities and Duties

     A. Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

      2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

      3. In consultation with management, the independent auditors and the persons performing the internal auditing function, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the persons performing the internal auditing function together with management’s responses, including the status of previous recommendations.

      4. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings, the Company’s quarterly financial statements (including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Certifications of the Chief Executive Officer and the Chief Financial Officer required to be filed under Sarbanes-Oxley), the earnings press releases and financial information and earnings guidance provided to analysts and rating agencies prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item III.B.5. below).

      5. Prepare annually a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

      6. The Committee should review with management guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

      7. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

      8. Nothing contained in this Charter is intended to create, or shall be construed as creating, any responsibility or liability for the members of the Committee except to the extent otherwise provided under Delaware Law, which shall continue to set the legal standard for the conduct of the members of the Committee.

     B. Independent Auditors

      1. The independent auditors are ultimately accountable to the Committee. The Committee shall review the independence and performance of the independent auditors, which review shall include a review and evaluation of the lead partner of the independent auditor. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm employed by the Company (including the resolution of disputes between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm shall report directly to the Committee.

      2. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

      3. Review the independent auditors’ audit plan and engagement letter — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      4. The Committee shall regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and management’s response.

      5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      6. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

      7. At least annually, the Committee should obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditor and the Company.

     C. Internal Audit Function and Legal Compliance

      1. Review all internal audit functions including review of the audit budget, audit plan, changes in the audit plan, activities, organizational structure and qualifications of the internal audit function whether performed by internal or external resources, as needed.

      2. Review the appointment, performance and replacement of the senior internal audit executive or third party performing the internal audit functions.

      3. Review significant reports prepared by the internal audit function together with management’s response and follow-up to these reports.

      4. On at least an annual basis, review with the Company’s counsel any legal matters that could have a material impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. In addition, review with Company’s Legal Counsel and management the Company’s insurance coverage, pension funding and conflict-of-interest employee statements.

      5. Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

      6. Establish and periodically review procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     D. Other Committee Responsibilities

      1. Conduct an annual performance and self-evaluation of the Committee.

      2. Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the foregoing activities.

Effective Date:     February 24, 2004

Appendix B

ARBITRON INC.

1999 STOCK INCENTIVE PLAN

(Amended and Restated as of                     , 2004 [Stockholder Approval Date])

1. Purpose of Plan.

      The purpose of the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Arbitron Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. Definitions.

      The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

      2.1 “Board” means the Board of Directors of the Company.

      2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

      2.3 “Change of Control” means an event described in Section 13.1 of the Plan or such other definition as may be adopted by the Committee from time to time in its sole discretion.

      2.4 “Code” means the Internal Revenue Code of 1986, as amended.

      2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

      2.6 “Common Stock” means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of the Plan.

      2.7 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

      2.8 “Dividend Equivalents” shall have the meaning set forth in Section 14.3.

      2.9 “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

      2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      2.11 “Fair Market Value” means, with respect to the Common Stock as of any date, the closing market price per share of the Common Stock at the end of the regular way trading session, which as of the effective date of this Plan is 4:00 p.m., New York City time, as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

      2.12 “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 7.1.

      2.13 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Dividend Equivalent granted to an Eligible Recipient pursuant to the Plan.

      2.14 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

      2.15 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

      2.16 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

      2.17 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

      2.18 “Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, individually, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may appropriately adjust any evaluation of performance under such goals to exclude any of the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, uninsured catastrophic losses, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

      2.19 “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of Common Stock, cash, Stock Units or a combination of the foregoing, upon the achievement of established performance criteria.

      2.20 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

      2.21 “Prior Plans” mean the Ceridian Corporation 1993 Long-Term Incentive Plan and the Ceridian Corporation 1990 Long-Term Incentive Plan.

      2.22 “Restricted Stock Award” means an award of Common Stock or Stock Units granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

      2.23 “Retirement” means the termination (other than for Cause or by reason of death or Disability) of a Participant’s employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (such period of service to be determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination).

      2.24 “Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

      2.25 “Securities Act” means the Securities Act of 1933, as amended.

      2.26 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

      2.27 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

      2.28 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

      2.29 “Substitute Awards” shall mean Incentive Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

      2.30 “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 7.1.

      2.31 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3. Plan Administration.

      3.1 The Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent directors” for purposes of the rules and regulations of the New York Stock Exchange, and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m). To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act and Section 162(m). Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

      3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock, Stock Units or any combination of the foregoing.

(b) Except as otherwise provided in the remainder of this Section 3.2(b), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. Without prior approval of the Company’s stockholders, the Committee shall not have the authority under the Plan to (i) amend or modify the terms of any pre-existing Option awards to lower the Option exercise price or (ii) authorize the grant of replacement Option awards in substitution for pre-existing Option awards that have been or are to be surrendered and canceled at any time when the Fair Market Value of the Common Stock is less than the exercise price applicable to such surrendered and canceled Option awards.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Options or Stock Units and the payment or crediting of interest, dividends or dividend equivalents.

4. Shares Available for Issuance.

      4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 4,204,009 shares. The Committee may use shares available for issuance under the Plan as the form of payment for compensation, awards or rights earned or due under deferred or any other compensation plans or arrangements of the Company or any Subsidiary. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

      4.2 Calculation of Shares Available. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. To the extent that any shares of Common Stock that are subject to an Incentive Award under the Plan or the Prior Plan (a) are not issued to a Participant due to the fact that such Incentive Award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

      4.3 Additional Limitations. Notwithstanding any other provisions of the Plan to the contrary and subject, in each case, to adjustment as provided in Section 4.4 of the Plan, (a) no more than 2,000,000 shares of Common Stock may be issued under the Plan with respect to Incentive Stock Options, (b) no more than 700,000 shares of Common Stock may be issued under the Plan with respect to Restricted Stock Awards that are not granted in lieu of cash compensation that would otherwise be payable to Participants, and (c) no Participant in the Plan may be granted Incentive Awards relating to more than 300,000 shares of Common Stock in the aggregate during any period of three consecutive fiscal years of the Company.

      4.4 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options and Stock Appreciation Rights, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5. Participation.

      Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

      6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Option. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

      6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant or, with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

      6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant if the Option is an Incentive Stock Option and if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

      6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion) or by a combination of such methods.

      6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

      6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. Stock Appreciation Rights.

      7.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Incentive Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Incentive Award, or (c) without regard to any Option or other Incentive Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

      7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which except in the case of Substitute Awards or in connection with an adjustment provided in Section 4.4, shall not be less than the Fair Market Value of one share of Common Stock on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole shares of Common Stock or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the shares of Common Stock subject to the related Option exceeds the option price at which shares of Common Stock can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of shares of Common Stock covered by a related Option, then an exercise or termination of such Option shall not reduce the number of shares to which the Tandem Stock Appreciation Right applies until the number of shares then exercisable under such Option equals the number of shares of Common Stock to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 7.2(g), but subject to Section 4.4, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 4.4, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in connection with any Award (other than an Option) as the Committee shall determine in its sole discretion.

8. Restricted Stock Awards.

      8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Restricted Stock Award. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria. Notwithstanding the foregoing and except as result of a Participant’s death or Disability or in connection with a Change of Control of the Company, Restricted Stock Awards that provide for (a) vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than one year from its date of grant and (b) time based vesting shall vest over a period of not less than three years from its date of grant; provided, however, that Restricted Stock Awards granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.

      8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

      8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will not be subject to the same restrictions as the shares to which such dividends or distributions relate and will be paid currently to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

      8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may (a) place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or (b) maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent for its Common Stock.

9. Performance Units.

      An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock, Stock Units or any combination of the foregoing) or to consent to or disapprove the election by a Participant of the form of such payment. Notwithstanding the foregoing, Performance Units that provide for vesting upon the satisfaction of certain performance criteria shall vest over a period of not less than three years from its date of grant; provided, however, that Performance Units granted in lieu of some other form of compensation to an Eligible Recipient would be permitted without such vesting restrictions.

10. Performance-Based Compensation Provisions.

      The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned on the achievement of one or more Performance Goals, and such Performance Goals will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of the stock options and stock appreciation rights where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award, as compared to other forms of compensation, including restricted stock awards. The maximum dollar value payable to any Participant with respect to Incentive Awards that are designated as such “performance-based compensation” and that are valued with reference to property other than shares of Common Stock may not exceed $5,000,000 in the aggregate during any period of three consecutive fiscal years of the Company. Such Committee shall also certify in writing that such performance goals have been met prior to payment of compensation to the extent required by Section 162(m).

11. Effect of Termination of Employment or Other Service.

      11.1 Rights Upon Termination. The Committee will have the authority, in its sole discretion, to determine the effect that termination of a Participant’s employment or other service with the Company and all Subsidiaries, whether due to death, Disability, Retirement or any other reason, will have on outstanding Incentive Awards then held by such Participant.

      11.2 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) or Stock Appreciation Rights then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest or become free of restrictions following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option, Stock Appreciation Right or Restricted Stock Award may continue to vest beyond its expiration date.

      11.3 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12. Payment of Withholding Taxes.

      12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

      12.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan (up to the minimum statutory rate) by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13. Change of Control.

      13.1 Definitions. For purposes of this Section 13, the following definitions will apply:

(a) “Benefit Plan” means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidiary for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Participant.

(b) “Change of Control” means any of the following events:

(1) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange

Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

(2) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert;

(3) the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

(4) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(5) a change in the composition of the Board at any time during any consecutive 24 month period such that the “Continuity Directors” cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, “Continuity Directors” means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

      13.2 Effect of a Change of Control. The Committee will have the authority, in its sole discretion, to determine the effect that a Change of Control of the Company will have on outstanding Incentive Awards then held by such Participant.

      13.3 Authority to Modify Change of Control Provisions. Prior to a Change of Control of the Company, unless otherwise provided in the agreement evidencing the Incentive Award, the Participant will have no rights under this Section 13, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend the provisions of this Section 13 without the consent of any Participant.

14. Rights of Eligible Recipients and Participants; Transferability.

      14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

      14.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as provided in Section 14.3 or as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

      14.3 Dividend Equivalents. Subject to the provisions of the Plan and any Incentive Award, the recipient of an Incentive Award (including any Incentive Award deferred in accordance with procedures established pursuant to Section 3(d)) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock (“Dividend Equivalents”) with respect to the number of shares of Common Stock covered by the Incentive Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

      14.4 Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Section 14.4(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death. In the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) will be made by, the Participant’s designated beneficiary. For purposes of the Plan, a “designated beneficiary” will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion. If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary’s exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s personal representative.

(b) The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 14.4(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Section 14.4(a). Following transfer, any such Option and the rights of any transferee with respect thereto will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment or other service as provided in the Plan and in any applicable award agreement will continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment or service as specified in the Plan and the applicable award agreement. The Company will be under no obligation to provide notice of termination of a Participant’s employment or other service to any transferee of such Participant’s Options. Notwithstanding any Option transfer pursuant to this Section 14.4(b), the Participant will remain subject to and liable for any employment-related taxes in connection with the exercise of such Option.

      14.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15. Securities Law and Other Restrictions.

      Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16. Plan Amendment, Modification and Termination.

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no Material Amendment of the Plan shall be made without approval of the stockholders of the Company. For the purposes hereof, a “Material Amendment of the Plan” shall mean any amendment that (a) requires stockholder approval pursuant to Section 422 of the Code or the rules of the New York Stock Exchange or (b) increases the authorized shares, the benefits to Participants, or the class of Participants under the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.4 and Section 13 of the Plan.

17. Effective Date and Duration of the Plan.

      The Plan is effective as of February 3, 1999, the date it was adopted by the Board. The Plan will terminate at midnight on February 2, 2009, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.

18. Miscellaneous.

      18.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

      18.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

As Amended:                     , 2004

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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

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ê DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ê

☐	(Please sign, date and return	[X]
	this proxy card in the	Votes MUST be indicated
	enclosed envelope.)	(x) in Black or Blue Ink.

The undersigned hereby instructs said proxies or their substitutes to:

The Board of Directors recommends a vote FOR each of the nominees for director.

1. Election of nine (9) directors						If you wish to have your votes on all matters kept confidential in accordance with Arbitron Inc. policy, check this box.
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐		☐

Nominees:	01 – Alan Aldworth, 02 – Erica Farber, 03 – Kenneth F. Gorman, 04 – Philip Guarascio, 05 – Larry E. Kittelberger, 06 – Stephen B. Morris,	To change your address, please mark this box. ☐
07 – Luis G. Nogales, 08 – Lawrence Perlman, 09 – Richard A. Post.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)	To include any comments, please mark this box. ☐

*	Exceptions

The Board of Directors recommends a vote FOR the following proposal.

2.	Amendment and Restatement of the Arbitron Inc. 1999 Stock Incentive Plan

FOR	☐	AGAINST	☐	ABSTAIN	☐

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. If this proxy is properly executed and returned, the proxy will be voted in the manner directed hereby by the undersigned stockholder(s). If no direction is made, this proxy will be voted for the election of the nine (9) nominees named herein and for proposal 2. All former proxies are hereby revoked.

Please sign exactly as your name is printed to the left. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.

Date	Share Owner sign here	Co-Owner sign here

ARBITRON INC.
PROXY CARD

This proxy is solicited on behalf of the Board of Directors
of Arbitron Inc. for the annual meeting of stockholders on May 17, 2004.

     The undersigned hereby appoints William J. Walsh and Dolores L. Cody and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 17, 2004, and at any adjournment or postponement thereof all of the undersigned’s shares of stock of Arbitron Inc. held of record on April 2, 2004, in the manner indicated on the reverse side hereof.

     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

(Continued, and to be signed and dated on the reverse side.)

ARBITRON INC.
P.O. BOX 11367
NEW YORK, NY 10203-0367